SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                   __________________________


                   FORM 8-            K/A</R<


   AMENDMENT NO. 1

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  April 23, 1996



                      Model Imperial, Inc.
       (Exact Name of Registrant as Specified in Charter)



     Florida                         0-24146        11-2401732
     (State or Other Jurisdiction  (Commission    (IRS Employer
     of Incorporation)             File Number)   Identification
                                                  No.)



     1243 Clint Moore Road, Boca Raton, Florida     33487
     (Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code  (407) 241-8244





  (Former Name or Former Address; if Changed Since Last Report)












ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


     On April 23, 1996, KPMG Peat Marwick LLP ("KPMG") resigned as independent auditors of Model Imperial, Inc., a Florida corporation (the "Registrant"). Because KPMG resigned, rather than being dismissed by the Registrant, neither the Registrant's Audit Committee or Board of Directors recommended or approved of a change in the Registrant's independent auditors.

     KPMG's report on the Registrant's financial statements for the fiscal years ended December 31, 1993 and December 31, 1994, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. As of the date of KPMG's resignation, no report had been issued by KPMG on the Registrant's financial statements for the year ended December 31, 1995. Although KPMG had not issued a report regarding the Registrant's financial statements for the year ended December 31, 1995, KPMG had discussed with management and its audit committee the possibility of indicating in its report that circumstances related to the Registrant's losses and net capital deficiencies and its bank loans raised substantial doubt about the Registrant's ability to continue as a going concern and the possibility that it would not express an opinion on the 1995 financial statements because of uncertainties related to the foregoing.

     In response to item 304(a)(1)(iv), during the second quarter of 1995, the Registrant reported a gain of approximately $1.2 million as a result of a barter transaction. The barter transaction included the exchange of inventory with a cost of $300,000 for barter credits of $3 million which the
   Registrant     valued at $1.5 million for financial reporting
purposes.  Independent of KPMG, the Registrant determined to
reverse the impact of the barter transaction    in the fourth
quarter     because of changes in terms and intended to report the
change in its annual financial statements. During the course of performing its audit, KPMG indicated to the Registrant that it believed that income recognition for this transaction in the second quarter was inappropriate. KPMG brought this issue to the attention of the Registrant's Audit Committee in April 1996. At times during KPMG's engagement, KPMG and the
   Registrant     disagreed as to the treatment of this transaction
for financial reporting purposes.     The Registrant has not made
a determination as to whether the income should have been
recognized in the second quarter.      The
   Registrant's     Board of Directors intends to authorize the
former accountant to respond fully to the inquiries of any successor accountant regarding the foregoing.

     In response to item 304(a)(1)(v)(B)        , in connection
with KPMG's 1995 audit, KPMG has advised the Registrant that certain information had come to its attention with respect to (a) unsubstantiated disbursements, (b) revenue recognition, and (c) certain related party transactions, that were unresolved at the
time of its resignation.     The issue regarding unsubstantiated
disbursements relates to approximately $2.1 million in payments made by the Registrant during 1995 to a third party in connection with purchases of inventory by the Registrant from one particular vendor which invoiced the Registrant directly. At the time of its resignation, KPMG advised the Registrant that the vendor's invoices did not include commission amounts and that it had not seen the invoices from the third party supporting these payments or a written agreement regarding the payment arrangement between the Registrant, the vendor from whom the inventory was purchased or the third party intermediary to whom the payments were made. Such payments were made pursuant to an oral agreement between the Registrant and the third party intermediary. In addition, at the time of its resignation, KPMG advised the Registrant that it could not determine the business purpose or whether there was proper authorization for these payments. Although KPMG had requested, but at the time of its resignation had not been provided with, invoices for such inventory purchases and commission payments, the Registrant maintains in its records, internal documentation for the $2.1 million in payments, including invoices for all but approximately $273,000 of the commission payments made to the third party intermediary. Following KPMG's resignation, the Registrant determined that of the $2.1 million in payments, approximately $800,000 represented payments made for inventory purchases and the remainder represented commissions paid to the third party intermediary related to inventory purchases.

     The revenue recognition items relate to two issues. The first is the barter transaction described in response to item 304(a)(1)(iv) above. The second issue relates to transactions in which goods with the same SKU numbers were sold to one company and repurchased by the Registrant shortly thereafter from a company affiliated with the original purchaser. At the time of its resignation, KPMG had not quantified the amount and could not determine the business purpose for such transactions. KPMG advised the Registrant that in analyzing such transactions, it had tested invoices occurring in one month of the Registrant's 1995 fiscal year.

     The related party transactions relate to inventory transfers between the Registrant and Jennico, Inc., a company wholly-owned by the Registrant's Chairman of the Board, President, Chief Executive Officer and principal shareholder ("Jennico"). Such inventory transfers were evidenced by typical sales invoice forms bearing the name of Gardenia, Inc., a wholly-owned inactive subsidiary of the Registrant ("Gardenia"). All such inventory transfers were recorded in the Registrant's books and records. KPMG was also informed that the Registrant, pursuant to a separate letter agreement, is contractually obligated to Jennico's bank to purchase all goods purchased by Jennico.

     At the time of its resignation, KPMG had advised the Registrant that it could not determine whether Jennico's bank was aware of Gardenia's affiliation with the Registrant, the business purpose for invoicing the inventory transfers in the manner described or the possible effects, if any, of such transfers on the Registrant. Although KPMG had not advised the Registrant of the dollar amount of the related party transactions, the Registrant has determined that from October 31, 1995 to December 21, 1995 there were approximately $5.7 million of such transfers between Jennico and the Registrant, which were invoiced under Gardenia. The above described inventory transfers were executed for the purpose of transferring certain inventory held as collateral by Jennico's bank to the Registrant for sale to third parties. Such inventory was replaced with other inventory of the Registrant accepted by Jennico's bank as substitute collateral. None of these transfers were booked by the Registrant as revenues.

     The Registrant is currently reviewing             the
foregoing     information.  In addition,    the Registrant's Audit
Committee, which has not formed any views on the foregoing, has
retained independent counsel to review     each of the foregoing
matters             and such other matters as the     Audit
Committee    deems appropriate as a result of this review.  In
response to requests of the Audit Committee's independent counsel, the

   Registrant is currently collecting materials relating to each of these matters which will be promptly provided to the Audit Committee and its independent counsel.

     None of the other reportable events listed in Item
304(a)(1)(v) of Regulation S-K occurred with respect to the Registrant during the Registrant's two most recent fiscal years and the subsequent interim period preceding KPMG's resignation.

     The Registrant has requested that KPMG furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees or disagrees with the above statements.

A             letter dated April 29, 1996 from KPMG to the
Registrant was     attached as Exhibit 16.2    to the initial Form
8-K filed with Securities and Exchange Commission on April 30, 1996. A letter from KPMG to the Registrant regarding KPMG's concurrence or disagreement with the statements made in this Amendment No. 1 to Form 8-K has not yet been received. In accordance with Item 304(a)(3) of Regulation S-K, a copy of KPMG's letter will be filed with the Commission upon receipt by the Registrant.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS

     (c)  Exhibits.

[CAPTION]



                                                  Sequential
Exhibit No.              Description              Page Number

16.1           Letter dated April 23, 1996,                   *
               from KPMG Peat Marwick LLP to
               the Board of Directors of the
               Registrant resigning from their
               engagement as independent
               auditors of the Registrant

16.2           Letter dated April 29, 1996, from              *
               KPMG Peat Marwick LLP regarding
               concurrence or disagreement with
               statements made in             the
               Registrant's     Form 8-K





_________________________

            * Previously filed as part of the Registrant's
               Current Report on Form 8-K which was filed with the Securities and Exchange Commission on April 30,
               1996.
































                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              MODEL IMPERIAL, INC.

April             15    , 1996

                              By: /s/ Harold M. Ickovics
                                    Harold M. Ickovics, Chairman of
                                    the Board, President and Chief
                                    Executive Officer